Exhibit 10.16cc

Restricted Stock Unit Agreement

for Employees other than Executive Officers Under

The Estée Lauder Companies Inc.

Amended and Restated Fiscal 2002 Share Incentive Plan (the “Plan”)

This RESTRICTED STOCK UNIT AGREEMENT (“Agreement”) provides for the granting by The Estée Lauder Companies Inc., a Delaware corporation (the “Company”), to the participant, an employee of the Company or one of its subsidiaries (the “Participant”), of Stock Units under the Plan representing a notional account equal to a corresponding number of shares of the Company’s Class A Common Stock, par value $0.01 (the “Shares”), subject to the terms below (the “Restricted Stock Units”). The name of the “Participant,” the “Grant Date” (or “Award Date”), the “Number of Restricted Stock Units,” the “Vesting Schedule,” and the “Vesting Period” are stated in the “Notice of Grant” attached or posted electronically together with this Agreement and are incorporated by reference. The other terms of this award are stated in this Agreement and in the Plan. Terms not defined in this Agreement are defined in the Plan, as amended. The Plan is referred to as the “Grant Plan” in the electronic Notice of Grant.

1.            Award Grant. The Company hereby awards to the Participant an award of Restricted Stock Units in respect of the number of Shares set forth in the Notice of Grant.

2.            Vesting. The Restricted Stock Units granted to the Participant will vest and become payable in accordance with the Vesting Schedule set forth in the Notice of Grant. This schedule indicates the vesting date upon which the Participant will be entitled to receive Shares. Except as otherwise provided in this Agreement, any Restricted Stock Units that are unvested when the Participant terminates employment with the Company or any of its subsidiaries will be forfeited.

3.            Payment of Awards.

(a)               Each Restricted Stock Unit represents the right to receive one (1) Share when the Restricted Stock Unit vests.

(b)              In addition, each Restricted Stock Unit carries a Dividend Equivalent Right, payable in Shares, the amount of which is based on the number of Shares that could be purchased with the dividend amount. The Dividend Equivalent Rights shall be payable at the same time as payment of Restricted Stock Units in accordance with this Section 3 and Section 4. Notwithstanding anything to the contrary herein, if, prior to the vesting in full of this Restricted Stock Unit award, the Participant becomes required to file reports under Section 16 of the U.S. Securities Exchange Act of 1934 in connection with Company securities, then any Dividend Equivalent Rights earned after such date shall accrue and be payable in cash at the same time as payment of Restricted Stock Units in Shares in accordance with this Section 3 and Section 4. Dividend Equivalent Rights are deemed part of the related Restricted Stock Units under this Agreement.

(c)               In the event of a Change in Control that constitutes a “change in control event” within the meaning of Section 409A of the Code, the Company may, in its sole discretion and in accordance with Treasury Regulation § 1.409A-3(j)(4)(ix)(B), vest and settle the Restricted Stock Units and terminate this Agreement. In such event, settlement of the Restricted Stock Units shall be made within two (2) weeks following the Change in Control. In the event that Restricted Stock Units are not settled pursuant to the immediately preceding sentence, such Restricted Stock Units shall be assumed by an acquirer in which case, vesting will be subject to Sections 2 and 4. If the Shares cease to be outstanding immediately after the Change in Control (e.g., due to a merger with and into another entity), then the consideration to be received per Share will equal the consideration paid to each shareholder per Share generally upon the Change in Control.

(d)             Any dividends or other distributions on Shares received after vesting of the Restricted Stock Units, after applicable withholding, that are held in an account for the Participant at the agent engaged by the Company for the purposes of holding the Shares for the Participant upon Vesting (the “Agent”), will be automatically reinvested by default, in accordance with the Agent’s applicable procedures, in additional whole and/or fractional Shares. If the Participant does not wish to have dividends or other distributions reinvested or if the Participant would like to change a current election, the Participant must notify the Agent prior to the record date for such dividend or distribution (or such earlier date as may be required by the Agent).

4.            Termination of Employment. If the Participant’s employment terminates during the Vesting Period, all unvested Restricted Stock Units will be forfeited except as follows, subject to Section 3:

(a)               Death. If the Participant dies, unvested Restricted Stock Units will vest on the date of death pro rata based on the number of full months the Participant was paid salary during the Vesting Period after the last vesting date (i.e., the proration equals a fraction, the numerator of which is the number of full calendar months of service completed during the Vesting Period after the last vesting date through the Participant’s death and the denominator of which is the number of full calendar months after the last vesting date that are remaining in the Vesting Period). For this purpose, “last vesting date” is the Grant Date if the first vesting date has not yet occurred. Payment of the vested Restricted Stock Units will occur on the seventy-fifth (75th) day following the Participant’s death and in accordance with any applicable laws or Company procedures regarding the payments. Notwithstanding anything to the contrary contained in this section 4(a), if the Participant dies during active employment after the attainment of age fifty-five (55) and the completion of ten (10) or more years of service, or after the attainment of age sixty-five (65) and the completion of five (5) or more years of service, without formally retiring under the terms of the Estée Lauder Inc. Retirement Growth Account Plan (or an affiliate or a successor plan or program of similar purpose), unvested Restricted Stock Units will continue to vest and be paid in accordance with the Vesting Schedule to the Participant’s beneficiaries.

(b)              Retirement. If the Participant formally retires under the terms of The Estée Lauder Companies Retirement Growth Account Plan (or an affiliate or a successor plan or program of similar purpose), the unvested Restricted Stock Units will continue to vest and be paid in accordance with the Vesting Schedule. Vesting and payment in respect of any unvested Restricted Stock Unit after retirement will be subject to satisfaction of the conditions precedent that the Participant neither (i) accepts an offer to work for, or otherwise agrees to actively participate in or render services to any business on behalf of any competitor of the Company, any of its subsidiaries, or affiliates (whether as an employee, consultant or otherwise); nor (ii) conducts himself or herself in a manner adversely affecting the Company. The term “competitor” means any business that is engaged in, or is preparing to become engaged in, the makeup, skin care, hair care, toiletries or fragrance business or other business in which the Company is engaged or preparing to become engaged, or that otherwise competes with, or is preparing to compete with, the Company. Notwithstanding anything to the contrary contained in this section 4(b), if the Participant terminates employment by reason of retirement within six (6) months of the Grant Date, the Restricted Stock Units shall not vest and shall become null and void on the last day of active employment (last day worked).

(c)               Disability. If the Participant becomes totally and permanently disabled (as determined under the Company’s long-term disability program, or an affiliate or a successor plan or program of similar purpose), the unvested Restricted Stock Units will vest pro rata for each full month in which the Participant is paid salary during the Vesting Period (determined under the proration methodology in Section 4(a)) on the next vesting date during the Vesting Period. The vested Restricted Stock Units will be paid on the next vesting date during the Vesting Period. Notwithstanding anything to the contrary contained in this Section 4(c), if the Participant becomes totally and permanently disabled (as determined under the Company’s long-term disability program) during active employment after the attainment of age fifty-five (55) and the completion of ten (10) or more years of service, or after the attainment of age sixty-five (65) and the completion of five (5) or more years of service, without formally retiring under the terms of the Estée Lauder Inc. Retirement Growth Account Plan (or an affiliate or a successor plan or program of similar purpose), unvested Restricted Stock Units will continue to vest and be paid in accordance with the Vesting Schedule.

(d)             Termination of Employment Without Cause. If the Participant’s employment is terminated by the Company or relevant subsidiary without Cause (as defined below), any unvested Restricted Stock Units will vest pro rata for each full month in which the Participant is paid salary during the Vesting Period after the last vesting date (determined under the proration methodology in Section 4(a)) on the next vesting date during the Vesting Period. Such prorated Restricted Stock Units will be paid in accordance with the Vesting Schedule and payment will be subject to satisfaction of the conditions precedent that the Participant neither (i) accepts an offer to work for, or otherwise agrees to actively participate in or render services to any business on behalf of any competitor of the Company, any of its subsidiaries, or affiliates (whether as an employee, consultant or otherwise); nor (ii) conducts himself or herself in a manner adversely affecting the Company. The term “competitor” means any business that is engaged in, or is preparing to become engaged in, the makeup, skin care, hair care, toiletries or fragrance business or other business in which the Company is engaged or preparing to become engaged, or that otherwise competes with, or is preparing to compete with, the Company. Notwithstanding anything to the contrary contained in this Section 4(d), if the Participant’s employment is terminated without Cause within six (6) months of the Grant Date, the Restricted Stock Units shall not vest and shall become null and void on the last day of active employment (last day worked).

(e)               Resignation. If the Participant voluntarily terminates his or her employment (e.g., by voluntarily resigning) other than due to retirement or disability, which are subject to Sections 4(b) and 4(c) above, respectively, all Restricted Stock Units that are not vested as of the effective date of resignation will be forfeited.

(f)                Termination of Employment with Cause. If the Participant is terminated for Cause, all Restricted Stock Units that are not vested as of the effective date of the termination will be forfeited. For this purpose, “Cause” means any breach by the Participant of any of his or her material obligations under any Company policy or procedure, including, without limitation, the Code of Conduct. Notwithstanding the foregoing, in the case of a Participant who has an employment agreement that includes a definition of “Cause,” “Cause” for purposes of this Section 4(f) shall have the same meaning as defined in such employment agreement in effect between the Participant and the Company or its U.S. subsidiary, including an employment agreement entered into after the Grant Date.

(g)            Termination after a Change in Control. If, on or after a Change in Control, the Participant terminates for Good Reason (as defined below), dies, becomes disabled, formally retires, or is terminated at the instance of the Company or relevant subsidiary without Cause, in each case as described in this Section 4, the unvested Restricted Stock Units will immediately vest in full and, solely if such Change in Control constitutes a “change in control event” within the meaning of Section 409A of the Code and such termination occurs within two (2) years of such “change in control event,” will be immediately paid. Otherwise, such Restricted Stock Units will immediately vest, but will only be paid at such times as they would otherwise be paid in accordance with this Agreement. For this purpose, “Good Reason” means the occurrence of any of the following, without the express written consent of the Participant:

(i)                  the assignment to the Participant of any duties inconsistent in any material adverse respect with the Participant’s position, authority or responsibilities immediately prior to the Change in Control, or any other material adverse change in such position, including title, authority or responsibilities;

(ii)              any failure by the Company to pay any amounts for compensation or benefits owed to the Participant or a material reduction of the overall amounts of compensation and benefits in effect prior to the Change in Control, other than an insubstantial or inadvertent failure remedied by the Company promptly after receipt of notice thereof given by the Participant;

(iii)          the Company’s requiring the Participant to be based at any office or location more than fifty (50) miles (eighty (80) Kilometers) from that location at which he performed his or her services for the Company immediately prior to the Change in Control, except for travel reasonably required in the performance of the Participant’s responsibilities; or

(iv)          any failure by the Company to obtain the assumption and agreement to perform this Agreement by a successor, unless such assumption occurs by operation of law.

5.            No Rights of Stock Ownership. This grant of Restricted Stock Units does not entitle the Participant to any interest in or to any voting or other rights normally attributable to Share ownership.

6.            Withholding Taxes. Regardless of any action the Company or the Participant’s employer (the “Employer”) takes with respect to any or all income tax, social security (or social insurance), payroll tax, fringe benefits tax, payment on account or other tax-related items related to the participation in the Plan and this Agreement and legally applicable to the Participant (“Tax-Related Items”), the Participant acknowledges that the ultimate liability for all Tax-Related Items legally due by the Participant is and remains his or her responsibility and may exceed the amount actually withheld by the Company or the Employer. Furthermore, the Participant acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Restricted Stock Units, including, but not limited to, the grant, vesting or settlement of the Restricted Stock Units, the subsequent sale of Shares acquired under the Plan and the receipt of any dividends and/or any Dividend Equivalent Rights, and (ii) do not commit to and are under no obligation to structure the terms of the grant of the Restricted Stock Units or any aspect of the Participant’s participation in the Plan to reduce or eliminate his or her liability for Tax-Related Items or achieve any particular tax result. If the Participant is or becomes subject to Tax-Related Items in more than one jurisdiction, the Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to any relevant taxable event, or tax withholding event, as applicable, the Participant agrees to pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all withholding obligations of the Company and/or the Employer. In this regard, the Participant authorizes the Company and/or the Employer, or his or her respective agents, at the Company’s discretion, to satisfy any applicable withholding obligations with regard to all Tax-Related Items by one or a combination of the following: (i) withholding from the Participant’s wages or other cash compensation paid by the Company and/or the Employer; (ii) withholding from proceeds of the sale of the Shares acquired upon settlement of the Restricted Stock Units either through a voluntary sale or through a mandatory sale arranged by the Company (on the Participant’s behalf pursuant to this authorization); and/or (iii) withholding in whole Shares to be issued upon settlement of the Restricted Stock Units, provided that the Company only withholds the amount of whole Shares necessary to satisfy the statutory withholding requirements, not to exceed the maximum withholding tax rate in the Participant’s applicable jurisdiction. If the Company satisfies the withholding obligation for the Tax-Related Item by withholding a number of Shares as described herein, the Participant will be deemed to have been issued the full number of Shares due to Participant at vesting, notwithstanding that a number of Shares is held back solely for purpose of paying the Tax-Related Items.

Finally, the Participant further agrees to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of his or her participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares, if the Participant fails to comply with his or her obligations in connection with the Tax-Related Items.

7.            Nonassignability. This award may not be assigned, pledged, or transferred, except, if the Participant dies, to a designated beneficiary or by will or by the laws of descent and distribution. The foregoing restrictions do not apply to transfers under a court order, including, but not limited to, any domestic relations order.

8.            Effect Upon Employment. The Participant’s right to continue to serve the Company or any of its subsidiaries as an officer, employee, or otherwise, is not enlarged or otherwise affected by an award hereunder. Nothing in this Agreement or the Plan gives the Participant any right to continue in the employ of the Company or any of its subsidiaries to interfere in any way with any right the Company or any of its subsidiaries may have to terminate his or her employment at any time. Payment of Shares is not secured by a trust, insurance contract or other funding medium, and the Participant does not have any interest in any fund or specific asset of the Company by reason of this award or the account established on his or her behalf. A Restricted Stock Unit award confers no rights as a shareholder of the Company until Shares are actually delivered to the Participant.

9.            Electronic Notice, Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to Restricted Stock Units awarded under the Plan or future Restricted Stock Units that may be awarded under the Plan by email or other electronic means. The Participant hereby consents to receive such documents by email or other electronic delivery and agrees to access information concerning the Plan through an on-line or electronic system established and maintained by the Company or by another third party designated by the Company.

10.    Data Privacy. As a condition of this Restricted Stock Unit grant, the Participant hereby expressly consents to the collection, use, disclosure, transfer and other processing of his or her personal data as set out in this Section 10 and as otherwise required by applicable law.

The Company, any of its subsidiaries, affiliates, or agents, the Employer, and the Company’s stock plan service provider will process personal data of the Participant for the purposes of implementing, managing and administering the Participant’s grant of Restricted Stock Units and the Plan. Such personal data, in electronic or other form, may include the Participant’s name, home address, telephone number, email address, date of birth, social insurance number or other national identification number, beneficiary information (including beneficiary name, address social insurance number or other national identification number, and date of birth), hire date, salary and deductions, banking details, tax certification information, any shares or directorships held in the Company, details of all equity grants or any other entitlement to Shares awarded, canceled, vested, unvested, or outstanding in the Participant’s favor.

For the purposes set out above, personal data may be transferred to countries other than the country in which the Participant resides, including to the United States and Australia. As required by applicable law, when personal data is transferred to a country outside of the country in which the Participant resides, measures will be put in place to ensure that the personal data is protected as required by law. These measures may include European Union Standard Contractual Clauses.

The Participant’s personal data will be retained for as long as necessary to implement, manage and administer the Participant’s grant of Restricted Stock Units and participation in the Plan. The Participant may request to access, modify or delete his or her personal data, request additional information about the processing of his or her personal data, or refuse or withdraw consent to the processing of his or her personal data by contacting the local human resources representative in writing. Refusal or withdrawal of consent may affect the Participant’s ability to participate in the Plan but will not affect the Participant’s employment status or service and career with the Company.

11.    Discretionary Nature and Acceptance of Award. The Participant agrees to be bound by the terms of this Agreement and acknowledges, understands and agrees that:

a.             The Plan is established voluntarily by the Company, it is discretionary in nature, and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and this Agreement;

b.            The award is exceptional, voluntary and occasional, and does not create any contractual or other right to receive future awards, or benefits in lieu of Restricted Stock Units, even if Restricted Stock Units have been awarded in the past;

c.             All decisions with respect to future Restricted Stock Units or other awards, if any, will be at the sole discretion of the Company;

d.           The Participant’s participation in the Plan is voluntary;

e.             The Restricted Stock Units and any Shares acquired under the Plan, and the income and value of the same, are not intended to replace any pension rights or compensation;

f.              The Participant’s participation in the Plan shall not create a right to further employment with the Employer and shall not interfere with the ability of the Company or the Employer to terminate the Participant’s employment at any time;

g.            This award will be deemed accepted unless it is declined by way of written notice by the Participant within thirty (30) days of the Grant Date to the Equity Based Compensation Department of the Company located at 767 Fifth Avenue, New York, NY 10153;

h.            The Restricted Stock Units are an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Company or any of its subsidiaries, and which is outside the scope of the Participant’s employment or service contract, if any;

i.                The Restricted Stock Units and any Shares acquired under the Plan, and the income and value of the same, are not part of the Participant’s normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal end of service payments, bonuses, holiday pay, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Employer, the Company or any of its subsidiaries;

j.                In the event the Participant is not an employee of the Company, the Restricted Stock Units and the Participant’s participation in the Plan will not be interpreted to form an employment or service contract or relationship with the Company or any subsidiary of the Company;

k.            The future value of the underlying Shares is unknown, indeterminable and cannot be predicted with certainty;

l.                In consideration of the award, no claim or entitlement to compensation or damages shall arise from forfeiture of the Restricted Stock Units or diminution in value of the Restricted Stock Units, or Shares acquired upon vesting of the Restricted Stock Units, resulting from termination of the Participant’s employment (for any reason whatsoever and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed, or the terms of the Participant’s employment), and in consideration of the award, the Participant irrevocably releases the Employer, the Company and any of its subsidiaries from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by acknowledging and agreeing to or signing the Notice of Grant, the Participant shall be deemed irrevocably to have waived his or her right to pursue or seek remedy for any such claim or entitlement against the Employer, the Company or subsidiary;

m.        For purposes of the Restricted Stock Units, the Participant’s employment or service relationship will be considered terminated as of the date the Participant is no longer actively providing services to the Employer, the Company or any of its subsidiaries as determined by the Administrator in its sole discretion (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed or the terms of the Participant’s employment agreement, if any);

n.            The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan or the Participant’s acquisition or sale of the underlying Shares; and

o.            The Participant is hereby advised to consult with Participant’s own personal tax, legal and financial advisors regarding the Participant’s participation in the Plan before taking any action related to the Plan.

12.    Failure to Enforce Not a Waiver. The Company’s failure to enforce at any time any provision of this Agreement does not constitute a waiver of that provision or of any other provision of this Agreement.

13.    Governing Law. This Agreement is governed by and is to be construed according to the laws of the State of New York, that apply to agreements made and performed in that state, without regard to its choice of law provisions. For purposes of litigating any dispute that arises under the Restricted Stock Units or this Agreement, the parties hereby submit to and consent to the jurisdiction of the State of New York, and agree that such litigation will be conducted in the courts of New York County, New York, or the federal courts for the United States for the Southern District of New York, and no other courts, where the Restricted Stock Units are made and/or to be performed.

14.    Partial Invalidity. The invalidity or illegality of any provision of this Agreement will be deemed not to affect the validity of any other provision. Furthermore, it is the parties’ intent that any order striking any portion of this Agreement and/or the Plan should modify the stricken terms as narrowly as possible to give as much effect as possible to the intentions of the parties hereunder.

15.    Entire Agreement. This Agreement and the Plan constitute the entire agreement between the Participant and the Company regarding the award and supersede all prior and contemporaneous agreements and understandings, oral or written, between the parties regarding the award. Except as expressly set forth herein, this Agreement (and any provision of this Agreement) may not be modified, changed, clarified, or interpreted by the parties, except in a writing specifying the modification, change, clarification, or interpretation, and signed by a duly authorized Company officer.

16.    Section 409A Compliance. This Agreement is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and any regulations, rulings, or guidance provided thereunder. Each payment under this Agreement shall be treated as a separate payment for purposes of Section 409A of the Code. In no event may the Participant, directly or indirectly, designate the calendar year of any payment to be made under this Agreement. The Company reserves the unilateral right to amend this Agreement upon written notice to the Participant in order to prevent taxation under Section 409A of the Code.

17.    Recoupment. Notwithstanding any other provision of this Agreement to the contrary, the Participant acknowledges and agrees that the Restricted Stock Units, any Shares acquired pursuant thereto and/or any amount received with respect to any sale of such Shares are subject to potential cancellation, recoupment, rescission, payback or other action in accordance with the terms of the Company’s recoupment policy as in effect on the Grant Date and as such policy may be amended from time to time in order to comply with changes in laws, rules or regulations that are applicable to the Restricted Stock Units and Shares. The Participant agrees and consents to the Company’s application, implementation and enforcement of (a) the recoupment policy, and (b) any provision of applicable law relating to cancellation, recoupment, rescission or payback of compensation and expressly agrees that the Company may take such actions as are necessary to effectuate the recoupment policy (as applicable to the Participant) or applicable law without further consent or action being required by the Participant. For purposes of the foregoing, the Participant expressly and explicitly authorizes the Company to issue instructions, on his or her behalf, to any brokerage firm and/or third party administrator engaged by the Company to hold his or her Shares and other amounts acquired under the Plan to re-convey, transfer or otherwise return such Shares and/or other amounts to the Company upon the enforcement of the provisions contained in this Section 17. To the extent that the terms of this Agreement and the recoupment policy conflict, the terms of the recoupment policy shall prevail.

18.    Insider Trading/Market Abuse Laws. By participating in the Plan, the Participant agrees to comply with the Company’s Insider Trading Policy. Further, the Participant acknowledges that the Participant’s country of employment (and country of residence, if different) may also have laws or regulations governing insider trading and that such laws or regulations may impose additional restrictions on the Participant’s ability to participate in the Plan (e.g., acquiring or selling Shares) and that the Participant is solely responsible for complying with such laws or regulations.

19.    Private Placement. The grant of the Restricted Stock Units is not intended to be a public offering of securities in the Participant’s country of employment (and country of residence, if different). The Company has not submitted any registration statement, prospectus or other filings with the local securities authorities (unless otherwise required under law), and this grant of Restricted Stock Units is not subject to the supervision of the local authorities.

20.    Exchange Control, Tax and/or Foreign Asset/Account Reporting. The Participant acknowledges that there may be exchange control, tax, foreign asset and/or account reporting requirements that may affect the Participant’s ability to acquire or hold Shares acquired under the Plan or cash received from participating in the Plan (including from any Dividend Equivalents Rights paid with respect to the Restricted Stock Units or dividends paid on Shares acquired under the Plan) in a brokerage/bank account or legal entity outside the Participant’s country of employment (and country of residence, if different). The Participant may be required to report such accounts, assets, the balances therein, the value thereof and/or the transactions related thereto to the tax or other authorities in the Participant’s country of employment (and country of residence, if different). The Participant also may be required to repatriate sale proceeds or other funds received as a result of the Participant’s participation in the Plan to the Participant’s country of employment (and country of residence, if different) through a designated bank or broker within a certain time after receipt. The Participant acknowledges that it is the Participant’s responsibility to be compliant with such regulations, and the Participant should consult his or her personal legal advisor for any details.

21.    Language. If the Participant has received this Agreement or any other document related to the Plan translated into a language other than English and if the translated version is different than the English version, the English version will control, unless otherwise prescribed by local law.

22.    Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the Restricted Stock Units and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

23.    Addendum. The award shall be subject to any terms and conditions for the Participant’s country of employment (and country of residence, if different) set forth in an addendum attached hereto (“Addendum”). Moreover, if the Participant transfers residence and/or employment to another country reflected in an Addendum to this Agreement, the terms and conditions for such country will apply to the Participant to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with local law, rules and regulations or to facilitate the operation and administration of the Restricted Stock Unit and the Plan (or the Company may establish alternative terms and conditions as may be necessary or advisable to accommodate the Participant’s transfer). Any applicable Addendum constitutes part of this Agreement.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer as of the Grant Date set forth in the Notice of Grant.

The Estée Lauder Companies Inc.

By:	/s/ Michael O’Hare
Michael O’Hare
Executive Vice President,
Global Human Resources

ADDENDUM

COUNTRY-SPECIFIC PROVISIONS FOR NON-U.S. PARTICIPANTS

In addition to the terms and conditions set forth in the Agreement, the Restricted Stock Units awarded are subject to the following terms and conditions. If the Participant is employed in a country identified in this Addendum, the additional terms and conditions for such country will apply. If the Participant transfers to one of the countries identified in this Addendum, the special terms and conditions for such country will apply to the Participant, to the extent the Company determines, in its sole discretion, that the application of such terms and conditions is necessary or advisable to comply with local laws, rules and/or regulations or to facilitate the operation and administration of the Restricted Stock Units awarded and the Plan (or the Company may establish alternative terms and conditions as may be necessary or advisable to accommodate the Participant’s transfer).

All defined terms contained in this Addendum shall have the same meaning as set forth in the Plan and the Agreement.

ARGENTINA

Securities Law Notification. Neither the Restricted Stock Units nor the underlying Shares are publicly offered or listed on any stock exchange in Argentina. The Company’s grant of Restricted Stock Units is private and is not subject to the supervision of any Argentine governmental authority.

AUSTRALIA

Breach of Law. Notwithstanding anything to the contrary in the Agreement or the Plan, the Participant will not be entitled to, and shall not claim any benefit (including without limitation a legal right) under the Plan if the provision of such benefit would give rise to a breach of Part 2D.2 of the Corporations Act 2001 (Cth), any other provision of that Act, or any other applicable statute, rule or regulation which limits or restricts the giving of such benefits.

Tax Deferral. Restricted Stock Units awarded under the Agreement are intended to be subject to tax deferral under Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) (subject to the conditions in that act).

Australian Offer Document. In addition to the Agreement and the Plan, the Participant must review the Australian Offer Document for additional important information pertaining to the Restricted Stock Units. By accepting the Restricted Stock Units, the Participant acknowledges and confirms that the Participant has reviewed these documents.

BRAZIL

Compliance with Law. By accepting the Restricted Stock Units, the Participant acknowledges and agrees to comply with applicable Brazilian laws to pay any and all applicable taxes associated with the vesting of the Restricted Stock Units, the receipt of any dividends or dividend equivalents, and the sale of Shares acquired under the Plan.

Labor Law Acknowledgment. The Participant expressly acknowledges and agrees, for all legal purposes, (a) the benefits provided under the Agreement and the Plan are the result of commercial transactions unrelated to the Participant’s employment; (b) the Agreement and the Plan are not a part of the terms and conditions of the Participant’s employment; and (c) the income from the Restricted Stock Units, if any, is not part of the Participant’s remuneration from employment.

CANADA

Settlement in Shares Only. Notwithstanding anything to the contrary in the Agreement or the Plan, if the Participant is a resident of Canada, all Restricted Stock Units shall be settled only in Shares (and may not be settled in cash).

English Language. The parties to the Agreement acknowledge that it is their express wish that the Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English. Les parties reconnaissent avoir exigé la rédaction en anglais de la présente convention, ainsi que de tous documents exécutés, avis donnés et procédures judiciaires intentées, directement ou indirectement, relativement à ou suite à la présente convention.

CHILE

Private Placement. The following provision shall supplement Section 19 (Private Placement) of the Agreement:

The grant of the Restricted Stock Units hereunder is not intended to be a public offering of securities in Chile but instead is intended to be a private placement.

a) The starting date of the offer is the Grant Date (as defined in the Agreement), a) and this offer conforms to General Ruling no. 336 of the Chilean Superintendence of Securities and Insurance;

b) The offer deals with securities not registered in the registry of securities or in the registry of foreign securities of the Chilean Superintendence of Securities and Insurance, and therefore such securities are not subject to its oversight;

c) The Company is not obligated to provide public information in Chile regarding the foreign securities, as such securities are not registered with the Chilean Superintendence of Securities and Insurance; and

d) The foreign securities shall not be subject to public offering as long as they are not registered with the corresponding registry of securities in Chile.

a) La fecha de inicio de la oferta será el de la fecha de otorgamiento (o “Grant Date”, según este término se define en el documento denominado “Agreement”) y esta oferta se acoge a la norma de Carácter General n° 336 de la Superintendencia de Valores y Seguros Chilena; La oferta versa sobre valores no inscritos en el registro de valores o en el

b) registro de valores extranjeros que lleva la Superintendencia de Valores y Seguros Chilena, por lo que tales valores no están sujetos a la fiscalización de ésta;

c) Por tratar de valores no inscritos no existe la obligación por parte del emisor de entregar en Chile información pública respecto de esos valores; y

d) Esos valores no podrán ser objeto de oferta pública mientras no sean inscritos en el registro de valores correspondiente.

CHINA

Foreign Exchange Control Laws. The following provisions shall govern the Participant’s participation in the Plan if the Participant is a national of the People’s Republic of China (“China”) resident in mainland China, or if determined to be necessary or appropriate by the Company in its sole discretion:

The Participant agrees to hold the Shares received upon settlement of the Restricted Stock Units with the Company’s designated broker. Upon a termination of employment or service for any reason, the Participant shall be required to sell all Shares issued pursuant to the Restricted Stock Units as soon as administratively possible (or such period as may be required by the State Administration of Foreign Exchange or the Company) of the termination date and repatriate the sales proceeds to China in the manner designated by the Company. For purposes of the foregoing, the Company shall establish procedures for effectuating the forced sale of the Shares (including procedures whereby the Company may issue sell instructions on behalf of the Participant), and the Participant hereby agrees to comply with such procedures and take any and all actions as the Company determines, in its sole discretion, are necessary or advisable for purposes of complying with local laws, rules and regulations in China.

The Participant understands and agrees that the repatriation of dividends and sales proceeds may need to be effected through a special exchange control account established by the Company or its subsidiaries, and the Participant hereby consents and agrees that dividends issued on Shares and sales proceeds from the sale of Shares acquired under the Plan may be transferred to such account by the Company on the Participant’s behalf prior to being delivered to the Participant. Dividends and/or sales proceeds may be paid to the Participant in U.S. dollars or local currency at the Company’s discretion. If dividends and/or sales proceeds are paid to the Participant in U.S. dollars, the Participant understands that the Participant will be required to set up a U.S. dollar bank account in China so that the dividends or proceeds may be deposited into this account. If dividends and/or sales proceeds are paid to the Participant in local currency, the Participant acknowledges that the Company is under no obligation to secure any particular exchange conversion rate and that the Company may face delays in converting the dividends and/or proceeds to local currency due to exchange control restrictions. The Participant agrees to bear any currency fluctuation risk between the time dividends are issued or Shares are sold and the net proceeds are converted into local currency and distributed to the Participant. The Participant further agrees to comply with any other requirements that may be imposed by the Company or its subsidiaries in China in the future in order to facilitate compliance with exchange control requirements in China. The Participant acknowledges and agrees that the processes and requirements set forth herein shall continue to apply following the Participant’s termination of employment.

Neither the Company nor any of its subsidiaries shall be liable for any costs, fees, lost interest or dividends or other losses the Participant may incur or suffer resulting from the enforcement of the terms of this Addendum or otherwise from the Company’s operation and enforcement of the Plan, the Agreement and the Restricted Stock Units in accordance with Chinese law including, without limitation, any applicable State Administration of Foreign Exchange rules, regulations and requirements.

COLOMBIA

Labor Law Acknowledgment. The Participant acknowledges that, pursuant to Article 128 of the Colombian Labor Code, the Plan and related benefits do not constitute a component of his or her “salary” for any legal purpose.

DENMARK

Stock Option Act. Notwithstanding any provisions in the Agreement to the contrary, if the Participant is determined to be an “Employee,” as defined in section 2 of the Danish Act on the Use of Rights to Purchase or Subscribe for Shares etc. in Employment Relationships (the “Stock Option Act”), the treatment of the Restricted Stock Units upon Termination shall be governed by Sections 4 and 5 of the Stock Option Act. However, if the provisions in the Agreement or the Plan governing the treatment of the Restricted Stock Unit upon a Termination are more favorable, the provisions of the Agreement or the Plan will govern.

FRANCE

English Language. The Participant acknowledges and agrees that it is the Participant’s wish that the Agreement, this addendum, as well as all other documents, notices and legal proceedings entered into, given or instituted pursuant to the Restricted Stock Units, either directly or indirectly, be drawn up in English.

Langue anglaise. Le bénéficiaire admet et convient que c’est l’intention exprès du bénéficiaire que l’Accord, le Plan et tous les autres documents, remarque et les poursuites judiciaires entrées, données ou instituées conformément au Restricted Stock Units, être établi dans l’anglais. Si le bénéficiaire a reçu l’Accord, le Plan ou autres documents rattachés au Restricted Stock Units traduit dans une langue autre que l’anglais et si le sens de la version traduite est différent que la version anglaise, la version anglaise contrôlera

HONG KONG

IMPORTANT NOTICE. WARNING: The contents of the Agreement, this Addendum, the Plan, and all other materials pertaining to the Restricted Stock Units and/or the Plan have not been reviewed by any regulatory authority in Hong Kong. The Participant is hereby advised to exercise caution in relation to the offer thereunder. If the Participant has any doubts about any of the contents of the aforesaid materials, the Participant should obtain independent professional advice.

Settlement in Shares Only. Notwithstanding anything to the contrary in the Agreement or the Plan, if the Participant is a resident of Hong Kong, all Restricted Stock Units shall be settled only in Shares (and may not be settled in cash).

Nature of the Plan. The Company specifically intends that the Plan will not be treated as an occupational retirement scheme for purposes of the Occupational Retirement Scheme Ordinance (“ORSO”). To the extent any court, tribunal or legal/regulatory body in Hong Kong determines that the Plan constitutes an occupational retirement scheme for the purpose of ORSO, the grant of Restricted Stock Units shall be null and void.

INDIA

Repatriation Requirements. The Participant understands that he or she must repatriate any cash dividends paid on Shares acquired under the Plan and any proceeds from the sale of such Shares to India within a certain period of time after receipt of the proceeds. It is the Participant’s sole responsibility to comply with applicable exchange control laws in India.

ISRAEL

Indemnification for Tax Liabilities. The Participant expressly consents and agrees to indemnify the Company and/or its subsidiaries and hold them harmless from any and all liability attributable to taxes, interest or penalties thereon, including without limitation, liabilities relating to the necessity to withhold any taxes from the settlement of the Restricted Stock Units or any other payments made to the Participant pursuant to the Restricted Stock Units.

ITALY

Data Privacy. The following provision shall replace Section 10 (Data Privacy) of the Agreement in its entirety:

The Participant understands that the Employer and/or the Company hold certain personal information about the Participant, including but not limited to, the Participant’s name, home address, email address and telephone number, date of birth, national insurance number or other identification number, salary, nationality, job title, any Shares or directorship held in the Company, details of all awards or other entitlement to Shares awarded, cancelled, vested, unvested or outstanding in the Participant’s favor (“Data”), for purpose of implementing, administering and managing the Plan. The Participant is aware that providing the Company with Data is necessary for the performance of the Agreement and that the Participant’s refusal to provide such Data would make it impossible for the Company to perform its contractual obligations and may affect the Participant’s ability to participate in the Plan.

The Controller of personal data processing is Estée Lauder Companies Inc., 767 Fifth Avenue, New York, New York 10153, U.S.A., its representative in Italy Estée Lauder S.r.l. with registered offices at Via Turati, 3, Milano, 20121 Italy. The Participant understands that Data may be transferred to third parties assisting in the implementation, administration and management of the Plan, including any transfer required to a broker or other third party with whom Shares acquired pursuant to this grant of Restricted Stock Units or cash from the sale of such Shares may be deposited. Furthermore, the recipients that may receive, possess, use, retain and transfer such Data for the above mentioned purposes may be located in the Participant’s country, or elsewhere, including outside of the European Union and the recipient’s country may have different data privacy laws and protections than the Participant’s country. The processing activity, including the transfer of the Participant’s personal data abroad, out of the European Union, as herein specified and pursuant to applicable laws and regulations, does not require the Participant’s consent thereto as the processing is necessary for the performance of contractual obligations related to the implementation, administration and management of the Plan. The Participant understands that Data processing relating to the purposes above specified shall take place under automated or non-automated conditions, anonymously when possible, that comply with the purposes for which Data are collected and with confidentiality and security provisions as set forth by applicable laws and regulations, with specific reference to D.lgs. 196/200

The Participant understands that Data will be held only as long as is required by law or as necessary to implement, administer and manage the Participant’s participation in the Plan. The Participant understands that, pursuant to art 7 of D.lgs 196/2003, the Participant has the right, including but not limited to, to access, delete, update, request the rectification of the Data and cease, for legitimate reasons, Data processing. Furthermore, the Participant is aware that Data will not be used for direct marketing purposes. In addition, the Data provided can be reviewed and questions or complaints can be addressed by contacting a local representative available at the following address, Via Turati, 3, Milano, 20121 Italy.

MALAYSIA

Data Privacy. The following provision shall replace Section 10 (Data Privacy) of the Agreement in its entirety:

The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data, as described in this addendum and any other grant materials by and among, as applicable, the Company and Subsidiaries for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan.

The Participant understands that the Company and subsidiaries may hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, e-mail address, salary, nationality, job title, any Shares or directorships held in the Company, details of all awards or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor, for the exclusive purpose of implementing, administering and managing the Plan (“Data”). The Data is supplied by the Company and also by the Participant through information collected in connection with the Agreement and the Plan.

The Participant understands that Data will be transferred to the current stock plan service providers or a stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the

Peserta dengan ini secara eksplisit dan tanpa sebarang keraguan mengizinkan pengumpulan, penggunaan dan pemindahan, dalam bentuk elektronik atau lain-lain, data peribadi seperti yang diterangkan dalam Lampiran ini dan apa-apa bahan pemberian yang lain oleh dan di antara, seperti yang berkenaan, Syarikat dan Anak-anak Syarikat untuk tujuan eksklusif bagi melaksanakan, mentadbir dan menguruskan penyertaan Peserta di dalam Pelan.

Peserta memahami bahawa Syarikat Anak-anak Syarikat mungkin memegang maklumat peribadi tertentu tentang Peserta, termasuk, tetapi tidak terhad kepada, nama Peserta, alamat rumah dan nombor telefon, tarikh lahir, nombor insurans sosial atau nombor pengenalan lain, e-mel, gaji, kewarganegaraan, jawatan, apa-apa Saham atau jawatan pengarah yang dipegang dalam Syarikat, butir-butir semua Anugerah, atau apa-apa hak lain atas Saham yang dianugerahkan, dibatalkan, dilaksanakan, terletak hak, tidak diletak hak ataupun yang belum dijelaskan bagi faedahanda, untuk tujuan eksklusif bagi melaksanakan, mentadbir dan menguruskan Pelan tersebut (“Data”). Data tersebut dibekalkan oleh Syarikat dan juga oleh Peserta berkenaan dengan Perjanjian dan Pelan.

Peserta memahami bahawa Data ini akan dipindahkan kepada pembekal perkhidmatan pelan saham semasa atau pembekal implementation, administration and management of the Plan. The Participant understands that the recipients of Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than the Participant’s country. The Participant understands that if the Participant resides outside the United States, the Participant may request a list with the names and addresses of any potential recipients of the Data by contacting the Participant’s local human resources representative at Estée Lauder Malaysia Sdn. Bhd, Suite 18.01, Level 18, Centrepoint South, The Boulevard, Mid Valley City, Lingkaran Syed Putra, Kuala lumpur 59200, Malaysia.

The Participant authorizes the Company, the stock plan service provider and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan, including any transfer of such Data as may be required to a broker, escrow agent or other third party with whom the Shares received upon vesting of the awards may be deposited. The Participant understands that Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan. The Participant understands that if the Participant resides outside the United States, the Participant may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data, limit the processing of Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Participant’s local human resources representative. Further, the Participant understands that the Participant is providing the consent herein on a purely voluntary basis. If the Participant does not perkhidmatan pelan saham yang mungkin dipilih oleh Syarikat pada masa depan, yang membantu Syarikat dengan pelaksanaan, pentadbiran dan pengurusan Pelan. Peserta memahami bahawa penerima-penerima Data mungkin berada di Amerika Syarikat atau mana-mana tempat lain, dan bahawa negara penerima-penerima (contohnya, Amerika Syarikat) mungkin mempunyai undang-undang privasi data dan perlindungan yang berbeza daripada negara Peserta. Peserta memahami bahawa sekiranya Peserta menetap di luar Amerika Syarikat, Peserta boleh meminta satu senarai yang mengandungi nama-nama dan alamat-alamat penerima-penerima Data yang berpotensi dengan menghubungi wakil sumber manusia tempatan Peserta di Estée Lauder Malaysia Sdn. Bhd, Suite 18.01, Level 18, Centrepoint South, The Boulevard, Mid Valley City, Lingkaran Syed Putra, Kuala lumpur 59200, Malaysia. Peserta memberi kuasa kepada Syarikat, pembekal perkhidmatan pelan saham dan mana-mana penerima-penerima kemungkinan lain yang mungkin akan membantu Syarikat (pada masa sekarang atau pada masa depan) dengan melaksanakan, mentadbir dan menguruskan Pelan untuk menerima, memiliki, menggunakan, mengekalkan dan memindahkan Data, dalam bentuk elektronik atau lain-lain, bagi tujuan melaksanakan, mentadbir dan menguruskan penyertaan Peserta di dalam Pelan, termasuk segala pemindahan Data tersebut sebagaimana yang dikehendaki kepada broker, egen eskrow atau pihak ketiga dengan siapa Saham diterima semasa peletakhakan Anugerah mungkin didepositkan. Peserta memahami bahawa Data hanya akan disimpan selagi ia adalah diperlukan untuk melaksanakan, mentadbir, dan menguruskan penyertaan Peserta dalam Pelan. Peserta memahami bahawa sekiranya Peserta menetap di luar Amerika Syarikat, Peserta boleh, pada bila-bila masa, melihat Data, meminta maklumat tambahan mengenai penyimpanan dan pemprosesan Data, meminta bahawa pindaan-pindaan dilaksanakan ke atas Data, consent, or if the Participant later seeks to revoke the Participant’s consent, the Participant’s employment status or service and career with the Company will not be adversely affected; the only adverse consequence of refusing or withdrawing the Participant’s consent is that the Company may not be able to grant the Participant equity awards or administer or maintain such awards. Therefore, the Participant understands that refusing or withdrawing the Participant’s consent may affect the Participant’s ability to participate in the Plan. For more information on the consequences of the Participant’s refusal to consent or withdrawal of consent, the Participant understands that the Participant may contact the Participant’s local human resources representative.

Please take note that by electronically accepting this Agreement, the Participant has confirmed that the Participant explicitly, voluntarily and unambiguously consents to the collection, use and transfer of the Participant’s personal data in accordance with the terms in this notification. However, if for any reason the Participant does not consent to the processing of the Participant’s personal data, the Participant has the right to reject such consent by contacting the Participant’s local human resources representative at Estée Lauder Malaysia Sdn. Bhd, Suite 18.01, Level 18, Centrepoint South, The Boulevard, Mid Valley City, Lingkaran Syed Putra, Kuala lumpur 59200, Malaysia.

mengehadkan pemprosesan Data atau menolak atau menarik balik persetujuan dalam ini, dalam mana-mana kes, tanpa kos, dengan menghubungi secara bertulis tempatan wakil sumber manusia Peserta. Selanjutnya, Peserta memahami bahawa Peserta memberikan persetujuan di sini secara sukarela semata-mata. Sekiranya Peserta tidak bersetuju, atau sekiranya Peserta kemudian membatalkan persetujuan, status Peserta pekerjaan atau perkhidmatan dan kerjaya dengan Syarikat tidak akan terjejas; satu-satunya akibat buruk sekiranya Peserta tidak bersetuju atau menarik balik Peserta persetujuan adalah bahawa Syarikat tidak akan dapat memberikan Peserta anugerah ekuiti lain atau mentadbir atau mengekalkan anugerah-anugerah tersebut. Oleh itu, Peserta memahami bahawa keengganan atau penarikan balik persetujuan boleh menjejaskan keupayaan Peserta untuk mengambil bahagian dalam Pelan. Untuk maklumat lebih lanjut mengenai akibat-akibat keengganan Peserta untuk memberikan keizinan atau penarikan balik keizinan, Peserta memahami bahawa Peserta boleh menghubungi wakil sumber manusia tempatan.

Sila ambil perhatian bahawa dengan menerima Perjanjian ini secara elektronik, Peserta mengesahkan bahawa Peserta secara eksplisit, sukarela, dan tanpa sebarang keraguan bersetuju dengan pengumpulan, penggunaan, dan pemindahan data peribadi Peserta mengikut terma-terma dalam notis ini. Walaubagaimanapun, jika atas apa-apa sebab-sebab tertentu Peserta tidak bersetuju dengan pemprosesan data peribadi, Peserta mempunyai hak untuk menolak persetujuan Peserta dengan menghubungi wakil sumber manusia tempatan di masukkan Estée Lauder Malaysia Sdn. Bhd, Suite 18.01, Level 18, Centrepoint South, The Boulevard, Mid Valley City, Lingkaran Syed Putra, Kuala lumpur 59200, Malaysia.

MEXICO

Commercial Relationship. The Participant expressly recognizes and acknowledges that the Participant’s participation in the Plan and the Company’s grant of Restricted Stock Units do not constitute an employment relationship between the Participant and the Company. The Participant has been granted the Restricted Stock Units as a consequence of the commercial relationship between the Company and his or her Employer ECLA S.A. de C.V. or Lauder Cosmeticos S.A. de C.V. (“Estée Lauder Mexico”), and Estée Lauder Mexico is the Participant’s sole Employer. Based on the foregoing, (a) the Participant expressly recognizes that the Plan and the benefits the Participant may derive from the Participant’s participation in the Plan do not establish any rights between the Participant and Estée Lauder Mexico, (b) the Plan and the benefits the Participant may derive from the Participant’s participation in the Plan are not part of the employment conditions and/or benefits provided by Estée Lauder Mexico, and (c) any modifications or amendments of the Plan by the Company, or a termination of the Plan by the Company, shall not constitute a change or impairment of the terms and conditions of the Participant’s employment with Estée Lauder Mexico.

Extraordinary Item of Compensation. The Participant expressly recognizes and acknowledges that the Participant’s participation in the Plan is a result of the discretionary and unilateral decision of the Company, as well as the Participant’s free and voluntary decision to participate in the Plan in accordance with the terms and conditions of the Plan, the Agreement and this Addendum. As such, the Participant acknowledges and agrees that the Company, in its sole discretion, may amend and/or discontinue the Participant’s participation in the Plan at any time and without any liability. The value of the Restricted Stock Units is an extraordinary item of compensation outside the scope of the Participant’s employment contract, if any. The Restricted Stock Units are not part of the Participant’s regular or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits, or any similar payments, which are the exclusive obligations of the Company’s subsidiary in Mexico that employs the Participant.

NETHERLANDS

Waiver of Termination Rights. The Participant waives any and all rights to compensation or damages as a result of a termination of employment or service, insofar as those rights result or may result from: (a) the loss or diminution in value of such rights or entitlements under the Plan; or (b) the Participant ceasing to have rights, or ceasing to be entitled to any Restricted Stock Unit awards under the Plan as a result of such termination.

NEW ZEALAND

Securities Law Notice.

Warning

This is an offer of Restricted Stock Units which, upon vesting and settlement in accordance with the terms of the Plan and the Agreement, will be converted into Shares. Shares give the Participant a stake in the ownership of the Company. The Participant may receive a return on the Shares acquired under the Plan if dividends are paid.

If the Company runs into financial difficulties and is wound up, the Participant will be paid only after all creditors and holders of preference shares have been paid. The Participant may lose some or all of his or her investment, if any.

New Zealand law normally requires people who offer financial products to give information to investors before they invest. This information is designed to help investors make an informed decision. The usual rules do not apply to this offer because it is made under an employee share purchase scheme. As a result, the Participant may not be given all the information usually required. The Participant also will have fewer other legal protections for this investment. On this basis, the Participant is advised to ask questions, read all documents carefully, and seek independent financial advice before committing.

The Shares are quoted on the New York Stock Exchange (“NYSE”). This means that if the Participant acquires Shares under the Plan, the Participant may be able to sell the Shares on the NYSE if there are interested buyers. The price will depend on the demand for the Shares.

For information on risk factors impacting the Company’s business that may affect the value of the Shares, the Participant should refer to the risk factors discussion on the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are filed with the U.S. Securities and Exchange Commission and are available online at www.sec.gov, as well as on the Company’s “Investor Relations” website at www.elcompanies.com/investors.

PANAMA

Securities Law Notice. The grant of the Restricted Stock Units and the issuance of Shares at vesting are not subject to registration under Panamanian law as they are not intended for the public, but solely for the Participant’s benefit.

PERU

Labor Law Acknowledgement. In accepting the Restricted Stock Units, the Participant acknowledges that the Restricted Stock Units are granted ex gratia for the purpose of rewarding the Participant as set forth in the Plan.

Securities Law Notice. The grant of the Restricted Stock Units is considered a private offering in Peru; therefore, neither the grant of Restricted Stock Units, nor the issuance of Shares at vesting of the Restricted Stock Units, is subject to securities registration in Peru. For more information concerning the offer, the Participant should refer to the Plan, this Agreement and any other grant documents made available to the Participant by the Company. For more information regarding the Company, the Participant should refer to the Company’s most recent annual report on Form 10-K and quarterly report on Form 10-Q available at www.sec.gov, as well as on the Company’s “Investor Relations” website at www.elcompanies.com/investors.

PORTUGAL

Language Consent. The Participant hereby expressly declares that he or she has full knowledge of the English language and has read, understood and freely accepted and agreed with the terms and conditions established in the Plan and this Agreement.

Conhecimento da Língua. Pela presente, o Participante declara expressamente que tem pleno conhecimento da língua inglesa e que leu, compreendeu e livremente aceitou e concordou com os termos e coṅdições estabelecidas no Plano e no Acordo (Agreement em inglés).

ROMANIA

Termination. The following provision shall supplement Section 4 (Termination of Employment of the Agreement:

Termination of employment shall include the situation where the Participant’s employment contract is terminated by operation of law on the date the Participant reaches the standard retirement age and has completed the minimum contribution record for receipt of state retirement pension or the relevant authorities award the Participant an early-retirement pension of any type.

English Language. The Participant hereby expressly agrees that this Agreement, the Plan as well as all documents, notices and proceedings entered into, relating directly or indirectly hereto, be drawn up or communicated only in the English language. Angajatul consimte în mod expres prin prezentul ca acest Contract, Planul precum şi orice alte documente, notificări, înştiinţări legate direct sau indirect de acest Contract să fie redactate sau efectuate doar în limba engleză.

RUSSIA

Securities Law Notification. The Agreement, the Plan and all other materials that the Participant may receive regarding participation in the Plan do not constitute advertising or an offering of securities in Russia. Absent any requirement under local law, the issuance of securities pursuant to the Plan has not and will not be registered in Russia; hence, the securities described in any Plan related documents may not be used for offering or public circulation in Russia.

Repatriation Requirements. The Participant expressly agrees to promptly repatriate proceeds resulting from the sale of Shares acquired under the Plan to a foreign currency account at an authorized bank in Russia if legally required at the time the Shares are sold and to comply with all applicable local foreign exchange rules and regulations. Neither the Company nor any of its subsidiaries shall be liable for any fines or penalties resulting from the Participant’s failure to comply with applicable law. Russian residents are advised to contact their personal advisor regarding their obligation resulting from their participation in the Plan as significant penalties may apply in the case of non-compliance with exchange control requirements and because such exchange control requirements may change.

Data Privacy. This provision shall supplement Section 10 (Data Privacy) of the Agreement:

The Participant hereby acknowledges that the Participant has read and understood the terms regarding collection, processing and transfer of Data contained in Section 10 (Data Privacy) of the Agreement and, by participating in the Plan, the Participant agrees to provide an executed data privacy consent to the Employer or the Company (or any other agreements or consent that may be required by the Employer or the Company) that the Company and/or the Employer may deem necessary to obtain under the data privacy laws in Russia, either now or in the future. The Participant understand that the Participant may not be able to participate in the Plan if the Participant fails to execute any such consent or agreement.

SINGAPORE

Qualifying Person Exemption. The grant of the Restricted Stock Units under the Plan is being made pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the Securities and Futures Act (Chapter 289, 2006 Ed.) (the “SFA”). The Plan has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore and is not regulated by any financial supervisory authority pursuant to any legislation in Singapore. Accordingly, statutory liability under the SFA in relation to the content of prospectuses would not apply. The Participant should note that, as a result, the Restricted Stock Units are subject to section 257 of the SFA and the Participant will not be able to make: (a) any subsequent sale of the Shares underlying the Restricted Stock Units in Singapore; or (b) any offer of such subsequent sale of the Shares subject to the Restricted Stock Units in Singapore, unless such sale or offer is made pursuant to the exemptions under Part XIII Division 1 Subdivision (4) (other than section 280) of the SFA.

SOUTH AFRICA

Securities Law Notice. Neither the Restricted Stock Units nor the underlying Shares shall be publicly offered or listed on any stock exchange in South Africa. The offer is intended to be private pursuant to Section 96 of the Companies Act and is not subject to the supervision of any South African governmental authority.

Withholding Taxes. The following provision shall supplement Section 6 (Withholding Taxes) of the Agreement:

By accepting the Restricted Stock Units, the Participant agrees to notify his or her Employer of the amount of any gain realized upon vesting of the Restricted Stock Units. If the Participant fails to advise the Employer of the gain realized upon vesting of the Restricted Stock Units, the Participant may be liable for a fine. The Participant will be responsible for paying any difference between the actual tax liability and the amount withheld.

Exchange Control Obligations. The Participant is solely responsible for complying with applicable exchange control regulations and rulings (the “Exchange Control Regulations”) in South Africa. As the Exchange Control Regulations change frequently and without notice, the Participant should consult the Participant’s legal advisor prior to the acquisition or sale of Shares under the Plan to ensure compliance with current Exchange Control Regulations. Neither the Company nor any of its subsidiaries shall be liable for any fines or penalties resulting from the Participant’s failure to comply with applicable laws, rules or regulations.

SPAIN

Securities Law Notice. No “offer of securities to the public,” within the meaning of Spanish law, has taken place or will take place in the Spanish territory in connection with the Restricted Stock Unit. The Plan, the Agreement (including this Addendum) and any other documents evidencing the grant of the Restricted stock Units have not, nor will they be, registered with the Comisión Nacional del Mercado de Valores (the Spanish securities regulator) and none of those documents constitute a public offering prospectus.

Acknowledgement of Discretionary Nature of the Plan; No Vested Rights. By accepting the Restricted Stock Units, the Participant consents to participation in the Plan and acknowledges receipt of a copy of the Plan.

The Participant understands that the Company has unilaterally, gratuitously and in its sole discretion granted Restricted Stock Units under the Plan to individuals who may be Participants of the Company or its subsidiaries throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind the Company or any of its subsidiaries on an ongoing basis. Consequently, the Participant understands that the Restricted Stock Units are granted on the assumption and condition that the Restricted Stock Units and the Shares acquired upon settlement of the Restricted Stock Units shall not become a part of any employment contract (either with the Company or any of its subsidiaries) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever. In addition, the Participant understands that this grant would not be made to the Participant but for the assumptions and conditions referenced above; thus, the Participant acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason the Restricted Stock Units shall be null and void.

The Participant understands and agrees that, as a condition of the Restricted Stock Units, unless otherwise provided in Section 4 (Termination of Employment) of the Agreement, any unvested Restricted Stock Units as of the date the Participant ceases active employment will be forfeited without entitlement to the underlying Shares or to any amount of indemnification in the event of termination of employment or service. The Participant acknowledges that the Participant has read and specifically accepts the conditions referred to in the Agreement regarding the impact of a termination on the Restricted Stock Units.

Termination for Cause. Notwithstanding anything to the contrary in the Plan or the Agreement, “Cause” shall be as defined as set forth in the Agreement, regardless of whether the termination is considered a fair termination (i.e., “despido procedente”) under Spanish legislation.

SWITZERLAND

Securities Law Notification. The grant of the Restricted Stock Units and the issuance of any Shares is not intended to be a public offering in Switzerland. Neither this Addendum nor any other materials relating to the Restricted Stock Units constitute a prospectus as such term is understood pursuant to article 652a of the Swiss Code of Obligations. Neither this document nor any other offering or marketing materials relating to the Restricted Stock Units have been or will be filed with, or approved or supervised by, any Swiss regulatory authority (in particular, the Swiss Financial Market Supervisory Authority (FINMA)).

TURKEY

Securities Law Notification. The sale of Shares acquired under the Plan is not permitted within Turkey. The Shares are currently traded on the New York Stock Exchange (“NYSE”), which is located outside of Turkey, under the symbol “EL” and the Shares may be sold through the NYSE.

UNITED ARAB EMIRATES

Securities Law Notification. The Agreement, the Plan and other incidental communication materials concerning the Restricted Stock Units are intended for distribution only to Participants of the Company or its subsidiaries. The Dubai Technology and Media Free Zone Authority, Emirates Securities and Commodities Authority and/or the Central Bank has no responsibility for reviewing or verifying any documents in connection with the Restricted Stock Units. Neither the Ministry of Economy nor the Dubai Department of Economic Development have approved these communications nor taken steps to verify the information set out in them, and have no responsibility for them. Further, the Shares underlying the Restricted Stock Units may be illiquid and/or subject to restrictions on their resale. Participant should conduct his or her own due diligence on the Restricted Stock Units and the Shares. If Participant is in any doubt about any of the contents of the grant or other incidental documents, he or she should obtain independent professional advice.

UNITED KINGDOM

Withholding Taxes. The following provision shall supplement Section 6 (Withholding Taxes) of the Agreement:

If payment or withholding of the income tax due in connection with the awarded Restricted Stock Units is not made within ninety (90) days after the end of the U.K. tax year in which the event giving rise to the income tax liability occurred or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003 (the “Due Date”), the amount of any uncollected income tax shall constitute a loan owed by the Participant to his or her Employer, effective as of the Due Date. The Participant agrees that the loan will bear interest at the then-current official rate of Her Majesty’s Revenue & Customs (“HMRC”), it shall be immediately due and repayable, and the Company or the Employer may recover it at any time thereafter by any of the means referred to in Section 6 (Withholding Taxes) of the Agreement. Notwithstanding the foregoing, if the Participant is a director or executive officer of the Company (within the meaning of Section 13(k) of the U.S. Securities and Exchange Act of 1934, as amended), he or she shall not be eligible for a loan from the Company to cover the income tax liability. In the event that the Participant is a director or executive officer and the income tax is not collected from or paid by him or her by the Due Date, the amount of any uncollected income tax may constitute a benefit to the Participant on which additional income tax and national insurance contributions (“NICs”) will be payable. The Participant will be responsible for paying and reporting any income tax due on this additional benefit directly to HMRC under the self-assessment regime, and for reimbursing the Company or the Employer (as applicable) the value of any Participant NICs due on this additional benefit.

Exclusion of Claim. The Participant acknowledges and agrees that the Participant will have no entitlement to compensation or damages insofar as such entitlement arises or may arise from the Participant’s ceasing to have rights under or to be entitled to the Restricted Stock Units, whether or not as a result of termination of employment or service (whether the termination is in breach of contract or otherwise), or from the loss or diminution in value of the Restricted Stock Units. Upon the grant of the Restricted Stock Units, the Participant shall be deemed to have waived irrevocably any such entitlement.

VENEZUELA

Securities Law Notification. The Restricted Stock Units granted under the Plan and the Shares issued under the Plan are offered as a personal, private, exclusive transaction and are not subject to Venezuelan securities regulations. This offering does not qualify as a public offering under the laws of the Bolivarian Republic of Venezuela and, therefore, it is not required to request the previous authorization of the National Superintendent of Securities.

Investment Representation. As a condition of the Restricted Stock Units, the Participant acknowledges and agrees that any Shares the Participant may acquire upon the vesting of the Restricted Stock Units are acquired as and intended to be an investment rather than the resale of the Shares and conversion of Shares into foreign currency.

NOTICE OF GRANT

UNDER

THE ESTÉE LAUDER COMPANIES INC.

AMENDED AND RESTATED FISCAL 2002 SHARE INCENTIVE PLAN
(The “Plan”)

This is to confirm that you were awarded a grant of Restricted Stock Units at the most recent meeting of the Stock Plan Subcommittee of the Compensation Committee of the Board of Directors representing the right upon vesting of such units to receive shares of Class A Common Stock of The Estée Lauder Companies Inc. (the “Shares”), subject to the terms of the Plan and the Restricted Stock Unit Agreement. This award was made in recognition of the significant contributions you have made as a key employee of the Company, and to motivate you to achieve future successes by aligning your interests more closely with those of our stockholders. This Restricted Stock Unit award is granted under and governed by the terms and conditions of the Plan and the Restricted Stock Unit Agreement (the “Agreement”) made part hereof. The Agreement and the Prospectus can be viewed via your online account. Please read these documents and keep them for future reference. The specific terms of your award are as follows:

Participant:	Name

Employee Number:	#

Number of Restricted Stock Units:	#

Grant Date:	XXX

Vesting Commencement Date:	XXX

Grant Plan: The Estée Lauder Companies Inc. Amended and Restated Fiscal 2002 Share Incentive Plan

Vesting Schedule: Subject to Participant’s continuous employment, this Restricted Stock Unit grant shall vest as to the number of Shares set forth below:

Shares	Vesting Date

#	XXX
#	XXX
#	XXX

Vesting Period: The Vesting Commencement Date through and including the applicable date set forth in the Vesting Schedule

Questions regarding the award can be directed to XXX.

If you wish to accept this grant, please sign this Notice of Grant and return immediately to:

Compensation Department

28 West 23rd Street, 8th Floor

New York, New York 10010

The undersigned hereby accepts, and agrees to, all terms and provisions of the Agreement, including those contained in this Notice of Grant.

By
Date